UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2014

LinkedIn Corporation

(Exact name of Registrant as Specified in its Charter)

Delaware	001-35168	47-0912023
(State or Other Jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

2029 Stierlin Court

Mountain View, CA 94043

(Address of Principal Executive Offices including Zip Code)

(650) 687-3600

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Indenture

On November 12, 2014, LinkedIn Corporation (the “Company”) entered into an Indenture (the “Indenture”), relating to the issuance of $1,322.5 million in aggregate principal amount of its 0.50% Convertible Senior Notes due 2019 (the “Notes”), by and between the Company and U.S. Bank National Association, as trustee (the “Trustee”). The Notes will bear interest at a rate of 0.50% per year, payable semi-annually on May 1 and November 1 of each year, beginning on May 1, 2015. The Notes will mature on November 1, 2019, unless earlier repurchased by the Company or converted pursuant to their terms.

The initial conversion rate of the Notes is 3.3951 shares of Class A common stock (“common stock”) per $1,000 principal amount of Notes (which is equivalent to an initial conversion price of approximately $294.54 per share). The conversion rate will be subject to adjustment upon the occurrence of certain specified events but will not be adjusted for accrued and unpaid interest. In addition, upon the occurrence of a make-whole fundamental change (as defined in the Indenture), the Company will, in certain circumstances, increase the conversion rate by a number of additional shares for a holder that elects to convert its Notes in connection with such make-whole fundamental change.

Prior to the close of business on the business day immediately preceding May 1, 2019, the Notes will be convertible only under the following circumstances: (1) during any calendar quarter commencing after March 31, 2015 (and only during such calendar quarter), if, for at least 20 trading days (whether or not consecutive) during the 30 consecutive trading day period ending on the last trading day of the immediately preceding calendar quarter, the last reported sale price of the Company’s common stock on such trading day is greater than or equal to 130% of the conversion price on such trading day; (2) during the five business day period after any five consecutive trading day period in which, for each day of that period, the trading price per $1,000 principal amount of the Notes for such trading day was less than 98% of the product of the last reported sale price of the Company’s common stock and the conversion rate on such trading day; or (3) upon the occurrence of specified corporate transactions. On or after May 1, 2019, until the close of business on the second scheduled trading day immediately preceding the maturity date, holders of the Notes may convert all or a portion of their Notes at any time. Upon conversion, the Notes will be settled in cash, shares of the Company’s common stock or any combination thereof at the Company’s option.

The Company may not redeem the Notes prior to the maturity date and no sinking fund is provided for the Notes. Upon the occurrence of a fundamental change (as defined in the Indenture), holders may require the Company to purchase all or a portion of the Notes for cash at a price equal to 100% of the principal amount of the Notes to be purchased plus any accrued and unpaid interest to, but excluding, the fundamental change purchase date.

The Notes are the Company’s general unsecured obligations and will rank equal in right of payment with all of the Company’s existing and future liabilities that are not expressly subordinated to the Notes; effectively rank junior in right of payment to any of its secured indebtedness to the extent of the value of the assets securing such indebtedness; and are structurally subordinated to all indebtedness and other liabilities (including trade payables) of subsidiaries of the Company.

The following events are considered “events of default” with respect to the Notes which may result in the acceleration of the maturity of the Notes:

(1) the Company defaults in any payment of interest on the Notes when due and payable and the default continues for a period of 30 days;

(2) the Company defaults in the payment of principal on the Notes when due and payable at the stated maturity, upon any required repurchase, upon declaration of acceleration or otherwise;

(3) failure by the Company to comply with its obligation to convert the Notes in accordance with the Indenture upon exercise of a holder’s conversion right and such failure continues for a period of three business days;

(4) failure by the Company to comply with its obligations under the Indenture with respect to consolidation, merger and sale of assets of the Company;

(5) failure by the Company to give a fundamental change notice or notice of a specified corporate transaction when due with respect to the Notes;

(6) failure by the Company to comply with any of its other agreements contained in the Notes or the Indenture, for a period 60 days after written notice from the Trustee or the holders of at least 25% in principal amount of the Notes then outstanding has been received;

(7) default by the Company or any of its significant subsidiaries (as defined in the Indenture) with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $100.0 million (or its foreign currency equivalent) in the aggregate of the Company and/or any such subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal of any such indebtedness when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, and, in the case of clauses (i) and (ii), such default is not cured or waived, such acceleration is not rescinded or such indebtedness is not paid or discharged, as the case may be, within 30 days after notice to the Company by the Trustee or to the Company and the Trustee by holders of at least 25% in aggregate principal amount of Notes then outstanding in accordance with the Indenture; or

(8) certain events of bankruptcy, insolvency, or reorganization of the Company or any of its significant subsidiaries (as defined in the Indenture).

If such an event of default, other than an event of default described in clause (8) above with respect to the Company, occurs and is continuing, the Trustee by notice to the Company, or the holders of at least 25% in principal amount of the outstanding Notes by notice to the Company and the Trustee, may, and the Trustee at the request of such holders shall, declare 100% of the principal of and accrued and unpaid interest, if any, on all the Notes to be due and payable. In case of certain events of bankruptcy, insolvency or reorganization involving the Company, 100% of the principal of and accrued and unpaid interest on the Notes will automatically become due and payable. Upon such a declaration of acceleration, such principal and accrued and unpaid interest on the Notes, if any, will be due and payable immediately.

The summary of the foregoing transactions is qualified in its entirety by reference to the text of the Indenture and the Form of Global 0.50% Convertible Senior Notes due 2019, which are filed as Exhibit 4.1 and 4.2, respectively, hereto and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated by reference into this Item 3.02.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Title or Description

4.1	Indenture, dated November 12, 2014, between LinkedIn Corporation and U.S. Bank National Association.
4.2	Form of Global 0.50% Convertible Senior Note due 2019 (included in Exhibit 4.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 12, 2014	By:	/s/ Steven Sordello
Steven Sordello
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Exhibit Title or Description

4.1	Indenture, dated November 12, 2014, between LinkedIn Corporation and U.S. Bank National Association.
4.2	Form of Global 0.50% Convertible Senior Note due 2019 (included in Exhibit 4.1).